                                                            As of June 16, 2005

Ms. Leslie A. Philip
40 Tiffany Circle
Manhasset, NY 11030

Dear Ms. Philip:

         We write to set forth our agreement with respect to your continued
employment by Finlay Merchandising & Buying, Inc. (the "Company").

         1.       The Company hereby agrees to continue to employ you, and you agree to continue to be employed by the Company, on the terms and conditions hereinafter set forth. You will serve as Executive Vice President and Chief
Merchandising Officer of the Company and shall be responsible for the merchandising and marketing areas of the business, and you will hold such other offices in the Company and its parent company, subsidiaries and divisions to which you may from time to time be appointed or elected. You agree to serve the
Company faithfully and to the best of your ability, to promote the Company's best interests and to devote your full working time, energy and skills to the
Company's business.

         2.      (a) As full compensation for your services hereunder (including services, if any, as an officer of the Company and an officer and director of its subsidiaries and divisions), you shall receive base salary ("Base Salary")
at the rate of $471,690 per annum, payable in equal monthly installments and an annual bonus payable on or about April 25th during each year of the term hereof based on the attainment of financial goals as set by the Company's Compensation
Committee ("Annual Bonus"), less all applicable withholding taxes and lawful deductions. The Company shall include you in any employee benefit plans and other fringe benefit programs that it maintains for senior executives. The
Company shall reimburse you for your ordinary and necessary business expenses incurred in the course of your performance of services hereunder, subject to submission of adequate substantiation thereof and to conformance with the
Company's regular policies from time to time in effect with respect to reimbursement of expenses.

                  (b) Nothing in this Agreement shall prevent the Company from increasing the compensation to be paid to you if the Company shall determine it advisable to do so in order to compensate you fairly for services rendered.

Ms. Leslie A. Philip

As of June 16, 2005

                  (c) Notwithstanding anything herein to the contrary,
in the event that you are employed by the Company on June 30, 2008, you shall receive, with the Company's regular July 2008 payroll cycle, in addition to your
Base Salary and Annual Bonus, a special bonus equal to 50% of your then current
Base Salary.

         3.       (a) The term of your employment hereunder shall continue until the earliest of the following dates: (a) June 30, 2008 (b) the day on which you die; (c) such date as the Company terminates your employment for "good cause";
(d) if you become "Totally Disabled" or (e) the day on which you voluntarily resign. For purposes of this Agreement, you shall be Totally Disabled if, based upon appropriate medical evidence, you are physically or mentally incapacitated so as to render you incapable of performing the essential functions of your job duties and such incapacity cannot be reasonably accommodated by the Company without undue hardship. In the event your employment continues after the expiration of the term without a superceding employment agreement, you will be deemed to be an employee at-will of the Company whose employment may be terminated by either the Company or you at any time, with or without notice or cause.

                  (b) The Company shall have "good cause" to terminate your
employment (i) if you have substantially failed to perform your job duties, (ii)
in the event of your willful misconduct in connection with your employment or intentional breach of any of the Company's policies, (iii) if you have been convicted of, or plead nolo contendere to, any crime constituting a felony under the laws of The United States or any State thereof, or any crime constituting a misdemeanor under any such law involving moral turpitude, or (iv) if you breach any provision of this Agreement which you have failed to cure within ten business days after written notice to you of such breach.

         4.       (a) If the Company terminates your employment at any time for any reason whatsoever, without "good cause", following your execution of a release and waiver of all claims against the Company, you shall be entitled to receive, as severance pay, in a lump sum, an amount equal to the greater of (i)
your Base Salary at your then current rate up to and including June 30, 2008 or
(ii) one year's Base Salary at your then current rate plus one year's bonus calculated by averaging the Annual Bonus

Ms. Leslie A. Philip

As of June 16, 2005

amounts paid or payable to you over the course of the prior three fiscal years.

                  (b) In the event your employment is terminated by reason of your death, Total Disability, by you voluntarily or by the Company with or without "good cause", you shall receive (i) any accrued but unpaid salary for services rendered through and including the date of your death, Total
Disability, resignation or termination, as the case may be, (ii) any accrued but unpaid expenses and (iii) any benefits to which you may be entitled pursuant to the Company's employee benefits plans then in effect.

                  (c) This Agreement supercedes and is in lieu of any other
severance payments to which you may be entitled under any other severance plans or arrangements maintained by the Company, whether now existing or hereafter implemented.

         5.       (a) During the period commencing on the date hereof
and ending on the later to occur of (i) one year following the termination of your employment, or (ii) June 30, 2008, you shall not (1) directly or indirectly, engage or be interested in any fine jewelry business or (2) on behalf of yourself or any business in which you may, directly or indirectly, be engaged or interested, employ or otherwise engage, or seek to employ or engage, any individual employed by the Company at any time during your employment hereunder. You will be considered to be engaged or interested in a business if you engage or are interested in such business as a stockholder, director, officer, employee, agent, broker, partner, individual proprietor, lender, consultant or in any capacity, except that nothing herein contained will prevent you from owning less than 1% of any class of equity or debt securities listed on a national securities exchange or traded in any established over-the-counter securities market.

                  (b) During the term of your employment hereunder and for a period of two years thereafter, or as otherwise required by law, whichever is longer, you will not knowingly divulge, furnish or make accessible to any third person or organization, other than in the regular course of the Company's business, any confidential information concerning the Company, its parent, subsidiaries or affiliates or its or their business or affairs, including without limitation, confidential methods of operation and organization, employee information including salaries and qualifications, confidential sources of supply and customer

Ms. Leslie A. Philip

As of June 16, 2005

lists, and you shall not disparage the Company, its business or affairs or any individual connected with the Company.

                  (c) In the event of any breach or threatened or attempted
breach of this paragraph 5, the Company shall be entitled to a decree of specific performance and to a temporary and permanent injunction enforcing such provisions without being required to prove actual damage or to post bond or furnish other security. In any proceeding brought to enforce the provisions of this paragraph 5, the party who prevails shall be entitled to recover its reasonable costs, including attorneys' fees, from the losing party.

         6.       This letter sets forth our final and entire agreement with respect to its subject matter, cannot be changed, waived or terminated orally and shall be governed by the internal law of the State of New York (without reference to its rules as to conflicts of laws). The parties agree that any action or proceeding with respect to this Agreement shall be brought in a court of competent jurisdiction in the City, County and State of New York and that all claims with respect to an inconvenient forum are irrevocably waived. This
Agreement shall bind and benefit the parties and their respective successors and assigns, but no right or obligation hereunder may be assigned without the other party's written consent, except by the Company to an enterprise that succeeds to a substantial portion of its business or assets by purchase, merger, consolidation or otherwise.

         7.       If any provision of this Agreement shall be held to be invalid or unenforceable, such invalidity or unenforceability shall attach only to such provisions and shall not affect or render invalid or unenforceable any other provision of this Agreement and this Agreement shall be construed as if such provision had been drawn so as not to be invalid or unenforceable. The language in this Agreement shall be construed according to its fair meaning and not strictly for or against either party because that party drafted it.

Ms. Leslie A. Philip

As of June 16, 2005

         If the forgoing correctly sets forth your understanding of our agreement, please so indicate by signing and returning to us a copy of this letter.

                                     FINLAY MERCHANDISING & BUYING, INC.

                                     By /s/ Arthur E. Reiner
                                        -----------------------
                                       Arthur E. Reiner
                                       Chairman & CEO

ACCEPTED AND AGREED TO:

/s/ Leslie A. Philip
------------------------
Leslie A. Philip